Exhibit 99.1 FOR IMMEDIATE RELEASE Arcutis Appoints David Topper as Chief Financial Officer • Industry veteran with over 40 years of experience in finance, investment management, and investment banking WESTLAKE VILLAGE, Calif., April 10, 2024 – Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT), a commercial-stage company focused on developing meaningful innovations in immuno- dermatology, today announced that David Topper has been appointed Chief Financial Officer (CFO) effective April 10, 2024. He is replacing John Smither, who rejoined Arcutis as interim CFO in August 2023. Mr. Smither will remain at Arcutis through the end of April to ensure a smooth transition. “We could not be more pleased to welcome David as chief financial officer at this transformational time,” said Frank Watanabe, president and CEO of Arcutis. “His extensive experience in finance, M&A, and capital markets will be a tremendous asset as we continue to advance the commercial operations of Arcutis and build the leading innovation-driven medical dermatology company. David has worked closely with us on numerous projects over the past four years, so knows both our company and segment well, and coupled with his unparalleled expertise in capital markets, I am confident he will be able to quickly put his stamp on our finance activities.” Mr. Watanabe continued, “I cannot thank John enough for his incredible service to Arcutis over the past five years. He served as our first CFO, guiding us through a successful initial public offering and has brought an incredible depth and breadth of both financial acumen and dermatology experience from his 25+ year career in the pharmaceutical industry, culminating in now six successive CFO roles and service on multiple boards. His contribution to the success of Arcutis at a critical time cannot be overstated. We wish him well as he transitions to non- operating roles.” “I am excited to join the amazingly strong Arcutis organization at this time,” said Mr. Topper. “Arcutis has demonstrated consistent success over time, across clinical development,

Exhibit 99.1 regulatory, business development, and commercialization. With a growing portfolio of commercial assets and another potential U.S. approval on the horizon, Arcutis is well positioned to achieve its patient-centric mission of advancing innovation in dermatology.” Mr. Topper joins Arcutis from Inmagene Biopharmaceuticals, a global clinical stage pharmaceutical company, where he served as CFO. He has a proven record of leading and advising on capital markets activities including initial public offerings, follow-on offerings, mergers and acquisitions, debt financings, and derivatives. Prior to Inmagene, Mr. Topper held significant positions in various organizations, including serving as a partner for capital markets at General Atlantic and Frazier Life Sciences. He also acted as CFO and board director at Frazier Life Sciences Acquisition Corp. Previously, he served for six years as co-head of Equity Capital Markets, vice chairman, and chairman of the Commitments Committee at J.P. Morgan. Prior to JPM, Mr. Topper was at Morgan Stanley for 22 years, where he held a number of leadership positions including co-head of Equity Capital Markets and managing director. Mr. Topper holds an M.B.A. from Stanford University and a B.A. from Duke University. About Arcutis Arcutis Biotherapeutics, Inc. (Nasdaq: ARQT) is a commercial-stage medical dermatology company that champions meaningful innovation to address the urgent needs of individuals living with immune-mediated dermatological diseases and conditions. With a commitment to solving the most persistent patient challenges in dermatology, Arcutis has a growing portfolio including two FDA approved products that harness our unique dermatology development platform coupled with our dermatology expertise to build differentiated therapies against biologically validated targets. Arcutis’ dermatology development platform includes a robust pipeline with multiple clinical programs for a range of inflammatory dermatological conditions including scalp and body psoriasis, atopic dermatitis, and alopecia areata. For more information, visit www.arcutis.com or follow Arcutis on LinkedIn, Facebook, and X. Forward-Looking Statements Arcutis cautions you that statements contained in this press release regarding matters that are

Exhibit 99.1 not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the potential to build the leading innovation-driven medical dermatology company. These statements are subject to substantial known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. Risks and uncertainties that may cause our actual results to differ include risks inherent in our business, reimbursement and access to our products, the impact of competition and other important factors discussed in the “Risk Factors” section of our Form 10- K filed with U.S. Securities and Exchange Commission (SEC) on February 27, 2024, as well as any subsequent filings with the SEC. You should not place undue reliance on any forward- looking statements in this press release. We undertake no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Contacts: Media Amanda Sheldon, Head of Corporate Communications asheldon@arcutis.com Investors Latha Vairavan, Vice President, Finance and Investor Relations lvairavan@arcutis.com Derek Cole Investor Relations Advisory Solutions derek.cole@iradvisory.com